Exhibit 99.3

ADEX MEDIA CLOSES $2.3 MILLION FINANCING

Proceeds to Fuel Expansion of Marketing Platforms and Products

MOUNTAIN VIEW, CALIFORNIA—June 15, 2009—AdEx Media, Inc. (OTCBB: ADXM) (the “Company”), a leading pay-for-performance online marketing and lead generation company, today announced the closing of a private placement financing in which the Company raised in excess of $2.3 million through the issuance of Series A preferred stock and warrants to accredited and institutional investors (the “Financing”).

Details of the Financing included a sale of 1,951,337 shares of Series A preferred stock at $1.20 per share (the “Preferred Stock”) for total proceeds of $2,341,604 and warrants to purchase an aggregate of 975,668 shares of the Company’s common stock at an exercise price of $1.56 per share (the “Warrants”).  The Preferred Stock and the Warrants were issued on a non-brokered basis.

The Company plans to use the proceeds from the Financing to expand its proprietary consumer product offerings, diversify its marketing platforms and services and for ongoing working capital requirements.

“The completion of this offering provides further validation of our business model and strengthens our operational capabilities,” said Scott Rewick, CEO of AdEx. “We are very pleased to welcome our new investors to the AdEx family.  We also appreciate the continued strong support of our many existing investors who participated in this round.”  Added Rewick, “we believe the additional capital will allow us to achieve strong quarter over quarter revenue growth.”

The Company offered and sold the Preferred Stock and Warrants in the Financing pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated under the Securities Act.  The Preferred Stock and Warrant s have not been registered under the Securities Act or any state securities laws and may not be offered or sold within the United States unless registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

About AdEx Media, Inc.

AdEx Media, Inc. is an integrated Internet marketing and consumer product company with a focus on both marketing and distributing its own products and offering advertising customers a multi-channel Internet advertising, publishing and lead generation network. The proprietary AdEx Think™ marketing platform provides a range of services and solutions including search marketing, display marketing, lead generation and affiliate marketing.  AdEx currently sells its own suite of consumer products, which include: (i) Overnight GeniusTM – a comprehensive computer learning course mastering MS Windows, MS Office, eBay, and others; (ii) Rising Star LearningTM – a math and language arts educational product for children; (iii) Acai AliveTM – a natural supplement designed to provide the benefits of colon cleansing with the many benefits of the acai berry; (iv) EasyWhite LabsTM– a professional strength teeth whitening and remineralization kit; and (v) RezActiv™ – a dietary supplement.  The Company offers advertisers a compelling value proposition by offering true pay-per-performance pricing, commonly known as cost-per-action (CPA) or pay-per-action (PPA).

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “expects,” “intends,” “anticipates,” “plans,” etc. to be uncertain and forward-looking.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

Investor Contact:

Aimee Boutcher

Boutcher & Boutcher

(973) 239-2878